SCHEDULE 14C INFORMATION

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SUNAMERICA SERIES TRUST

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SunAmerica Series Trust

SA JPMorgan Large Cap Core Portfolio (formerly, the SA Invesco Main Street Large Cap Portfolio)

(the “Portfolio”)

P.O. Box 15570

Amarillo, Texas 79105-5570

August 31, 2023

Dear Participant:

At a meeting held on March 24, 2023 (the “Meeting”), the Board of Trustees (the “Board”) of SunAmerica Series Trust (the “Trust”) approved an investment sub-advisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment advisor, and J.P. Morgan Investment Management Inc. (“JPM” or the “Subadviser”) with respect to the Portfolio (the “Subadvisory Agreement”). JPM replaced Invesco Advisers, Inc. (“Invesco”) as the subadviser to the Portfolio. The Subadvisory Agreement became effective on July 5, 2023 (the “Effective Date”).

In connection with the appointment of JPM, there were changes to the Portfolio’s principal investment strategies and techniques. These changes also became effective on the Effective Date. The appointment of JPM did result in connection with the appointment of JPM, the Board also approved of an Amended and Restated Advisory Fee Waiver between SunAmerica and the Trust, on behalf of the Portfolio, which became effective on the Effective Date.

In connection with the appointment of JPM, the Board approved a change in the Portfolio’s name to the “SA JPMorgan Large Cap Core Portfolio,” along with changes to the Portfolio’s investment goal, principal investment strategies and techniques, and risks. These changes also became effective on July 5, 2023. For more information about the Portfolio’s investment goal, principal investment strategies and techniques, and risks, please refer to the Portfolio’s prospectus dated July 5, 2023.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Subadvisory Agreement and JPM.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call the Annuity Service Center at (800) 445-7862 between the hours of 8:00 a.m. Pacific Time and 5 p.m. Pacific Time. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ John T. Genoy

John T. Genoy

President

SunAmerica Series Trust

SunAmerica Series Trust

P.O. Box 15570

Amarillo, Texas 79105-5570

SA JPMorgan Large Cap Core Portfolio (formerly, the SA Invesco Main Street Large Cap Portfolio)

(the “Portfolio”)

INFORMATION STATEMENT

REGARDING A NEW SUB-ADVISORY AGREEMENT FOR THE SA JPMORGAN LARGE CAP CORE

PORTFOLIO

You have received this Information Statement because on July 5, 2023, you were invested in the Portfolio through a variable annuity or variable life insurance contract policy. You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Trustees (the “Board” or the “Trustees”) of SunAmerica Series Trust (the “Trust”) to appoint J.P. Morgan Investment Management Inc. (“JPM” or the “Subadviser”), as the subadviser to the Portfolio.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on March 24, 2023 (the “Meeting”), the Board, including all of the Trustees who are not “interested persons” of the Trust, SunAmerica or JPM, as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”) (the “Independent Trustees”), approved the appointment of JPM as the subadviser to the Portfolio, pursuant to a subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”), the Portfolio’s investment adviser, and JPM (the “Subadvisory Agreement”) with respect to the Portfolio. In connection with the appointment of JPM, the Board also approved a change in the Portfolio’s name to the “SA JPMorgan Large Cap Core Portfolio,” and certain corresponding changes to the Portfolio’s investment goal, principal investment strategies and techniques, and risks. These changes and the Subadvisory Agreement became effective July 5, 2023 (the “Effective Date”).

SunAmerica and the Trust have received an exemptive order (the “Exemptive Order”) from the Securities and Exchange Commission (the “SEC”) that permits SunAmerica to enter subadvisory agreements with unaffiliated advisers without obtaining shareholder approval. The Exemptive Order applies to the Trust and each of its series, including the Portfolio, and certain other open-end funds for which SunAmerica serves as investment adviser, and is subject to certain conditions, including the requirement that the Board, including a majority of trustees who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), approve any new subadvisory agreement and that the Trust send shareholders an information statement complying with the conditions of Regulation 14C under the Securities Exchange Act of 1934, as amended, within 60 days after the retention of a new subadviser. Such information statements contain information about the new subadviser and the new subadvisory agreement similar to the information that would have been furnished to shareholders in a proxy statement.

This Information Statement is being posted on or about August 31, 2023, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on July 5, 2023 (the “Record Date”) at Information statements | Corebridge Retirement Services (corebridgefinancial.com).

The Adviser and the Trust

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Board, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Board, including a majority of the Independent Trustees, at a meeting held on October 13, 2022.

SunAmerica is a limited liability company organized under the laws of Delaware. SunAmerica is an indirect, wholly owned subsidiary of Corebridge Financial, Inc. (“Corebridge”), which is a majority-owned subsidiary of American International Group, Inc. (“AIG”), a U.S.-based international insurance organization, and is located at 30 Hudson

Street, 16th Floor, Jersey City, New Jersey 07302. As investment adviser, SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services, and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other considerations.

The subadvisers to the Trust’s portfolios, including JPM, act pursuant to subadvisory agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers, and negotiating commission rates for the portfolios. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Trust’s portfolios do not pay fees directly to a subadviser.

In connection with the appointment of JPM, the Board approved a change in the Advisory Fee Waiver Agreement. Under the Amended and Restated Advisory Fee Waiver Agreement, SunAmerica has contractually agreed to waive a portion of its advisory fee through April 30, 2025, so that the fee payable by the Portfolio to SunAmerica equals 0.73% of the Portfolio’s average daily net assets on the first $50 million, 0.68% of the Portfolio’s average daily net assets on the next $200 million and 0.63% of the Portfolio’s average daily net assets over $250 million. For the fiscal year ended January 31, 2023, the Portfolio paid SunAmerica advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement as follows:

Portfolio	Gross Advisory Fees	% of Average Daily Net Assets
SA JPMorgan Large Cap Core Portfolio	$3,204,584	0.73%

The Sub-Advisory Agreement

Under the terms of the Subadvisory Agreement, subject to the control, direction, and supervision of SunAmerica, JPM shall (1) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other investments including money market instruments, whether the issuer is organized in the United States or outside the United States; (2) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as JPM may select; and (3) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio. In performing the services described above, the subadviser shall use its best efforts to obtain for the Portfolio the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations.

The Subadvisory Agreement may be terminated at any time with respect to the Portfolio, without payment of a penalty by the Portfolio or the Trust, by the vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, voting separately from any other series of the Trust, or by SunAmerica, on not less than 30 nor more than 60 days’ written notice to JPM. The Subadvisory Agreement may be terminated by JPM at any time, without the payment of any penalty, on 90 days’ written notice to SunAmerica and the Trust; provided, however, that the agreement may not be terminated by JPM unless another subadvisory agreement has been approved by the Trust in accordance with the 1940 Act, or after six months’ written notice, whichever is earlier. The Subadvisory Agreement shall continue in effect from year to year provided such continuance is agreed to by SunAmerica and approved by a majority of the Independent Trustees who have no direct or indirect financial interest in the operation of the Subadvisory Agreement. Upon termination of the Advisory Agreement with respect to the Portfolio, the Subadvisory Agreement shall automatically terminate. The Subadvisory Agreement is attached as Exhibit A.

For its services under the Subadvisory Agreement, JPM receives a fee, payable monthly by SunAmerica, in an amount which is calculated as an annual percentage of the portion of the Portfolio’s average daily net assets managed by JPM.

For the period ended January 31, 2023, the Portfolio paid SunAmerica advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement in the amount noted in the chart below. Had the changes described above (the “New Arrangements”) been in place during the fiscal year ended January 31, 2023, the subadvisory fees paid by SunAmerica would have decreased and the gross advisory fees retained by SunAmerica with respect to the Portfolio would have increased. The following shows what the aggregate subadvisory fees paid and the advisory fees retained were for the fiscal year ended January 31, 2023, compared to what they would have been had the New Arrangements been in place for the fiscal year ended January 31, 2023.

	Year Ended January 31, 2023 Actual		Year Ended January 31, 2023 New Arrangements		Difference
	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	Dollar Amount	% of Net Assets	% Increase (Decrease)

Gross Advisory Fees	$3,204,584	0.73%	$3,204,584	0.73%	$0	0.00%	0.00%

Aggregate Subadvisory Fees Paid	$1,240,923	0.28%	$872,738	0.20%	($368,185)	-0.08%	-29.67%

Advisory Fees Retained (Gross)	$1,963,661	0.45%	$2,331,846	0.53%	$368,185	0.08%	18.75%

Advisory Fees Waived	$218,185	0.05%	$305,458	0.07%	$87,273	0.02%	40.00%

Advisory Fees Retained (Net)	$1,745,476	0.40%	$2,026,388	0.46%	$280,912	0.06%	16.09%

As illustrated in the chart above, had the New Arrangements been in place during the year ended January 31, 2023, SunAmerica would have paid lower aggregate subadvisory fees and retained more of its advisory fees. The subadvisory fees paid and the advisory fees that would be retained by SunAmerica under the New Arrangements are hypothetical and are designed to help you understand the potential effects of the Subadvisory Agreement. The actual fees paid to SunAmerica, and the actual advisory fees retained by SunAmerica under the New Arrangements may be different due to fluctuating asset levels and a variety of other factors.

Since SunAmerica, and not the Portfolio, is responsible for payment of subadvisory fees, the fees and expenses paid by the Portfolio’s shareholders will not increase as a result of the approval of the Subadvisory Agreement. The proposed subadvisory fees were negotiated at arms-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Portfolio is marketed, the investment characteristics of the Portfolio relative to other similar funds, and the fees charged to comparable products within the industry. Based on these considerations, and as hereinafter discussed in detail, management believes that the proposed subadvisory fees, and the management fees to be retained by SunAmerica, are fair and reasonable.

In connection with the appointment of JPM, and as set forth in the supplement to the Portfolio’s prospectus dated May 1, 2023, there was a change in the Portfolio’s name from the “SA Invesco Main Street Large Cap Portfolio” to the “SA JPMorgan Large Cap Core Portfolio,” along with certain changes to the Portfolio’s principal investment strategies and techniques that went into effect on the Effective Date. In addition, the Portfolio’s benchmark index against which the Portfolio compares its performance changed from the Russell 1000® Index to the S&P 500® Index on the Effective Date.

Factors Considered by the Board

At the Meeting, the Board, including the Independent Trustees, approved the Subadvisory Agreement between SunAmerica and JPM with respect to the Portfolio.

In connection with the approval of the Subadvisory Agreement, the Board received materials related to certain factors used in its consideration of whether to approve the Subadvisory Agreement. Those factors included:

(1)        the requirements of the Portfolio in the areas of investment supervisory and administrative services;

(2)        the nature, extent and quality of the investment advisory and administrative services expected to be provided by the Subadviser;

(3)        the size and structure of the subadvisory fees and any other material payments to the Subadviser;

(4)        the organizational capability and financial condition of the Subadviser and its affiliates;

(5)         the possibility that services of the type required by the Trust might be better obtained from other organizations; and

(6)         the fees to be paid by the Adviser to JPM for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets and the investment company industry; (b) the profitability of the Subadviser and the amounts retained by SunAmerica; and (c) information regarding the Subadviser’s compliance and regulatory history. The Board also took into account extensive information from JPM regarding its services provided to the Trust, which materials the Board reviewed at its October 13, 2022 meeting in connection with its consideration of the renewal of the subadvisory agreements with respect to the various series of the Trust and Seasons Series Trust.

The Independent Trustees were separately represented by counsel that is independent of SunAmerica and JPM in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive session during which such independent counsel provided guidance to the Independent Trustees.

The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable (the “Subadvised Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board considered expenses and performance of the Subadviser with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio.

Nature, Extent and Quality of Services Provided by the Subadviser.

The Board, including the Independent Trustees, considered the nature, quality and extent of services expected to be provided by JPM. In making its evaluation, the Board considered that SunAmerica acts as adviser for the Portfolio, manages the daily business affairs of the Trust, and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SunAmerica’s advisory fees compensate SunAmerica for services such as monitoring portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust and ensuring that a subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to the Subadviser, the Board noted that JPM would be responsible for providing investment management services on a day-to-day basis. In such role, JPM would (i) manage the investment and reinvestment of the Portfolio’s assets; (ii) determine the securities to be purchased or sold and execute such documents on behalf of the Portfolio as may be necessary in connection with its management thereof; (iii) provide SunAmerica with records concerning its activities; and (iv) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed JPM’s history, structure and size, and investment experience. The Board considered the personnel of JPM who would be involved in the investment management, administration, compliance and risk management activities with respect to the Portfolio, as well as current and projected staffing levels. The Board was informed that in management’s judgment, JPM has the size, viability and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background and responsibilities of the staff of JPM who would be responsible for providing investment management services to the Portfolio.

The Board also reviewed and considered JPM’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser or sub-subadviser, as applicable, to the Portfolio. The Board considered JPM’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on JPM’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality and extent of the services expected to be provided by the Subadviser and that there was a reasonable basis on which to conclude that the Subadviser would provide high quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance.

The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against such fees of its Subadvised Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiates such fees at arm’s length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of subadvisory fees paid by SunAmerica and the amount of the management fees that it retained. The Board also noted that the subadvisory fee rates to be paid by SunAmerica to JPM under the Subadvisory Agreement are lower than those currently paid to Invesco for its subadvisory services to the Portfolio. The Board further considered that management had agreed to increase its contractual advisory fee waiver with respect to the Portfolio by two basis points at each breakpoint, which would reduce the fees paid by the Portfolio to SunAmerica. The Board determined that these amounts were reasonable in light of the services performed by SunAmerica and JPM, respectively.

To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Broadridge Financial Solutions, Inc. (“Broadridge”), as well as information provided by management. The Board also considered advisory and subadvisory fees received by JPM with respect to other mutual funds and accounts with similar investment strategies to the Portfolio, as well as performance data from management and JPM with respect to any other mutual funds or other accounts advised or subadvised by JPM with similar investment objectives and/or strategies, as applicable.

The Subadvised Expense Group consists of the Portfolio and four other large-cap core funds underlying variable insurance products (“VIPs”), as classified by Broadridge. The Subadvised Expense Universe consists of the Portfolio and all other large-cap core funds underlying VIPs with disclosed subadviser agreements, excluding outliers.

The performance information included information as of December 31, 2022, from management and JPM. On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar and Broadridge peer groups, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board.

The Board further considered that Invesco’s performance ranked in the fifth quintile in its Morningstar and Lipper categories over the one-, three- and five-year periods ended December 30, 2022, and that the Portfolio had been subjected to heighted monitoring three times in the last five years. The Board also considered the performance of the J.P. Morgan U.S. Equity Fund (the “JPM Fund”) relative to the S&P 500 Total Return Index. The Board noted that the JPM Fund had outperformed the benchmark for the three- and five-year periods ended December 31, 2022, and for two of the previous five calendar years. In considering this comparative performance information, however, the Board also reviewed relevant distinctions and differences between the JPM Fund and the Portfolio and acknowledged that past performance is not necessarily indicative of future results.

The Trustees noted that the expense and performance information as a whole was useful in assessing whether JPM is proposing to provide services at a cost that is competitive with other similar funds.

Profitability, Economies of Scale and Other Benefits Derived.

The Board noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SunAmerica out of its advisory fees. The Board considered that the Subadvisory Agreement also contains breakpoints in the fee schedule; however, since SunAmerica, and not the Trust, is responsible for the payment of the fees pursuant to the Subadvisory Agreement, the Trust does not directly benefit from any reduction in those fee rates. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm’s length. The Board determined that the profitability to the Subadviser in connection with its relationship with the Portfolio is therefore not a material factor in its consideration of the Subadvisory Agreement.

The Board considered other potential indirect benefits to the Subadviser as a result of its relationship with the Portfolio, which could include research benefits obtained by trading the Portfolio’s assets, economies of scale, reputational benefits, and the potential for future mandates. For similar reasons as stated above with respect to the Subadviser’s profitability, the Board concluded that the potential for economies of scale and other indirect benefits to the Subadviser in its management of the Portfolio are not a material factor in its consideration at this time.

Terms of Subadvisory Agreement.

The Board, including the Independent Trustees, reviewed the terms and conditions of the Subadvisory Agreement, including the duties and responsibilities undertaken by SunAmerica and JPM as discussed above. The Board also reviewed the differences in the terms of the Subadvisory Agreement as compared to the terms of the subadvisory agreement between SunAmerica and Invesco with respect to the Portfolio.

Conclusions.

In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that the Subadviser possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement.

Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Information about JPM

JPM, located at 383 Madison Avenue, New York, NY 10179, is an indirect, wholly owned subsidiary of JPMorgan Chase & Co. As of June 30, 2023, JPM and its investment advisory affiliates had investment management authority with respect to approximately $2.747 trillion in assets.

Under the terms of the Subadvisory Agreement, subject to the control, direction, and supervision of SunAmerica, JPM shall (1) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other investments including money market instruments, whether the issuer is organized in the United States or outside the United States; (2) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as JPM may select; and (3) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio. In performing the services described above, JPM shall use its best efforts to obtain for the Portfolio the best execution of portfolio transactions, under the circumstances of each trade and based on all relevant factors and considerations.

The portfolio managers who are primarily responsible for daily management of the Portfolio are Scott Davis, Managing Director of JPM, David Small, Managing Director of JPM, and Shilpee Raina, Executive Director of JPM and CFA charterholder, each of whom have day to day management responsibility for a portion of the Portfolio.

Mr. Davis has been a JPM employee since 2006 and has been a portfolio manager since 2013. Previously, he was an analyst in the U.S. Equity Research Group. Mr. Small, a JPM employee since 2005 and a portfolio manager since 2016, was the Associate Director of U.S. Equity Research from July 2015 to July 2016 and is currently the Head of U.S. Equity Research. In addition, Mr. Small previously was the insurance analyst on the Fundamental Research Team from 2008 to 2016. Ms. Raina is a portfolio manager on the Large Cap Core Equity Strategy within the US Equity Group. A JPM employee since 2005, Ms. Raina was previously a research analyst on the JPMorgan Equity Income and U.S. Value Funds, concentrating on the consumer sectors.

The following chart lists JPM’s principal executive officers and directors and their principal occupations.

Sub-Adviser	Name	Officer / Director or Affiliate	Position

JP Morgan Investment Management Inc.	Bonanno, Peter, Victor	Officer/Director	General Counsel, Asset Management

JP Morgan Investment Management Inc.	Donohue, John, Thomas	Officer/Director	Director/President/CEO/Head of Global Liquidity

JP Morgan Investment Management Inc.	Dowd, Joy, Catherine	Officer/Director	Director

JP Morgan Investment Management Inc.	Gatch, George, Crosby White	Officer/Director	Director/Chairman

JP Morgan Investment Management Inc.	Laskowitz, Jedediah Isiah, M	Officer/Director	Head of Global Asset Management Solutions

JP Morgan Investment Management Inc.	Lisher, Andrea, L	Officer/Director	Director/ Head of Americas, Client

JP Morgan Investment Management Inc.	Manghillis, Katherine, Gail	Officer/Director	Secretary

JP Morgan Investment Management Inc.	Michele, Robert, Charles	Officer/Director	Director/ Head of Global Fixed Income, Currency & Commodities

JP Morgan Investment Management Inc.	Oliva, John, L	Officer/Director	Chief Compliance Officer

JP Morgan Investment Management Inc.	Pil, Anton, Cyriel	Officer/Director	Director/ Head of Global Alternatives

JP Morgan Investment Management Inc.	Powell, Andrew, Richard	Officer/Director	Director/ AM CAO/ Head of Global Client Service/ Senior Business Manager

JP Morgan Investment Management Inc.	Quinsee, Paul, Anthony	Officer/Director	Director/ Head of Global Equities

JP Morgan Investment Management Inc.	Sullivan, Craig, Michael	Officer/Director	Director/ Treasurer/ CFO

JP Morgan Investment Management Inc.	Hesse, Benjamin, A	Officer/Director	Director/ Chief Financial Officer/ Treasurer

JPM provides investment advisory or sub-advisory services, as applicable, to the mutual funds and/or institutional accounts listed below, which have investment strategies or objectives similar to that of the Portfolio. While the investment strategies or objectives of the mutual funds and/or accounts listed below may be similar to that of the Portfolio, the nature of services provided by JPM may be different. As a sub-adviser, JPM may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for the other clients listed below. The assets of each account, and the advisory or sub-advisory fee rates paid (as a percentage of average net assets) to JPM for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of June 30, 2023 (millions)	Fee Schedule

Client A	685	20 bps on first $500 mm 18 bps on next $500 mm 17 bps on balance

Client B	71	20bps flat

Client C	1,457	20 bps on first $500 mm 18 bps on next $500 mm 17 bps on balance

Client D	1,409	20 bps on first $500 mm 18 bps on next $500 mm 17 bps on next $500 mm 15 bps on balance

Client E	130	20 bps on first $500 mm 18 bps on next $500 mm 17 bps on balance

Other Service Agreements

For the fiscal year ended January 31, 2023, the Portfolio paid an aggregate amount of $269,222 in account maintenance and service fees to American General Life Insurance Company (“AGL”), The United States Life Insurance Company of The City of New York (“USL”) and/or The Variable Annuity Life Insurance Company (“VALIC”), each of which are affiliates of SunAmerica. In addition, the Portfolio paid $2,765 to VALIC Retirement Services Company (“VRSCO”) for transfer agency services during the period. VRSCO is also an affiliate of SunAmerica and is located at 2929 Allen Parkway, Houston, Texas 77019. AIG Capital Services, Inc. (“ACS”) distributes the Portfolio’s shares and incurs the expenses of distributing the Portfolio’s shares under a Distribution Agreement. ACS is located at Harborside 5, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302. SunAmerica, AGL, USL, VALIC, VRSCO and ACS are each indirect, majority-owned subsidiaries of AIG.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended January 31, 2023.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Portfolio are available without charge and may be obtained by writing to the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of SunAmerica Series Trust, 30 Hudson Street, 16th Floor, Jersey City, New Jersey 07302.

Ownership of Shares

As of August 8, 2023, there were approximately 14,762,420 shares outstanding of the Portfolio. As of August 8, 2023, all shares of the Portfolio were owned directly by the separate accounts of AGL, USL and VALIC or affiliated mutual funds. The following shareholders directly owned 5% or more of the Portfolio’s outstanding shares as of August 8, 2023:

Class	Owner	Shares	Percentage

Class 1	SunAmerica Dynamic Strategy Portfolio	11,513,005.64	77.99%
	AGL – Variable Separate Account	1,147,032.29	7.770%

Class 2	AGL – Variable Separate Account	165,504.05	100.00%

Class 3	AGL – Variable Separate Account	3,296,201.84	60.11%
	AGL – Variable Annuity Account Seven	1,696,103.21	30.93%
	USL – FS Variable Separate Account	428,263.38	7.81%

The Directors and officers of Trust and members of their families as a group, beneficially owned less than 1% of the Portfolio’s shares as of the Record Date.

By Order of the Board of Trustees,

/s/ John T. Genoy
John T. Genoy President SunAmerica Series Trust

Dated: August 31, 2023

EXHIBIT A

AMENDMENT NO. 9

TO THE

SUBADVISORY AGREEMENT

This AMENDMENT NO. 9 TO THE SUBADVISORY AGREEMENT is dated as of July 5, 2023, by and between SUNAMERICA ASSET MANAGEMENT, LLC (formerly, SunAmerica Asset Management Corp.), a Delaware limited liability company (the “Adviser”), and

J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the “Subadviser”).

W I T N E S S E T H

WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated November 1, 2005, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;

WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	Schedule A to the Subadvisory Agreement is hereby replaced with Schedule A attached hereto.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.

Full Force and Effect. Except as expressly supplemented, amended, or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC
By: /s/ John Genoy

Name: John Genoy
Title: President
J.P. MORGAN INVESTMENT MANAGEMENT INC.
By: /s/ Bootsie Beeks

Name: Bootsie Beeks
Title: Vice President

SCHEDULE A

Effective July 5, 2023

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the Portfolio)

SA JPMorgan Global Equities Portfolio (Tax ID No. 13-7002447	[omitted]

SA JPMorgan Diversified Balanced Portfolio (Tax ID No. 95-4572884	[omitted]

SA JPMorgan Mid-Cap Growth Portfolio (Tax ID No. 95-4734552)	[omitted]

SA JPMorgan Equity-Income Portfolio (Tax ID No. 13-7002446)	[omitted]

SA JPMorgan Emerging Markets Portfolio (Tax ID No. 95-4628600)	[omitted]

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio) (Tax ID No. 22-6640287)	[omitted]

SA JPMorgan Large Cap Core Portfolio (Tax ID No. 95-4572891)	[omitted]

SUNAMERICA SERIES TRUST

P.O. Box 15570

Amarillo, Texas 79105-5570

SA JPMorgan Large Cap Core Portfolio (formerly, the SA Invesco Main Street Large Cap Portfolio)

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.corebridgefinancial.com/rs/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a new investment sub-advisory agreement is now available at the website referenced above. The Portfolio is a series of SunAmerica Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new investment sub-advisory agreement.

As discussed in the Information Statement, at a meeting held on March 24, 2023 (the “Meeting”), the Board of Trustees (the “Board”) of SunAmerica Series Trust (the “Trust”) approved the termination of Invesco Advisers, Inc. (“Invesco”) as the subadviser to the Portfolio and approved the appointment of J.P. Morgan Investment Management Inc. (“JPM”) as the subadviser to the Portfolio. The new investment sub-advisory agreement became effective on July 5, 2023.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being delivered on or about August 31, 2023, to all participants in a contract or plan who were invested in the Portfolio as of the close of business on July 5, 2023. A copy of the Information Statement will remain on our website until at least August 31, 2024, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, Texas 79105-5570, Attn: Annuity Service Center or by calling (800) 445-7862. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at webmaster@sunamerica.com. You can request a complete copy of the Information Statement until August 31, 2024. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.